Exhibit 10.95

LIMITED TRADEMARK LICENSE AGREEMENT

                This LIMITED TRADEMARK LICENSE AGREEMENT (the “Agreement”) is entered into on  this 31st day of December, 2013 (the “Effective Date”) by and among Broadvox, LLC (“Broadvox” or “Licensor”), a Delaware limited liability company with its principal office located at 75 Erieview Plaza, Suite 400, Cleveland, OH 44114; Fusion Telecommunications International, Inc. (“Fusion”), a Delaware corporation with its principal office located at 420 Lexington Avenue, Suite 1718, New York, NY 10170; and Fusion BVX, LLC, F/K/A Fusion Broadvox Acquisition Corp. (“FBVX”, and together with Fusion, “Licensees”), a Delaware limited liability company with its principal office located at 420 Lexington Avenue, Suite 1718, New York, NY 10170.  The aforementioned entities may be referred to individually as a “Party” or collectively as the “Parties.” Any capitalized terms used herein but not specifically defined in this Agreement shall have the meaning ascribed to them in the APA (defined below).

RECITALS

                WHEREAS, Licensees and certain of Broadvox’s affiliate companies, BroadvoxGo! LLC  and Cypress Communications, LLC, (collectively, the “Sellers”) entered into an Asset Purchase and Sale Agreement, dated as of August 30, 2013, as amended (the "APA"), pursuant to which Licensees agreed to purchase from Sellers substantially all Acquired Assets, and the Assumed Liabilities, of the Business;

WHEREAS, Broadvox is the owner of trade names and/or marks containing or  the name Broadvox” and derivatives thereof;

WHEREAS, in order to facilitate the transition of the Business to Licensees, Broadvox desires to grant to Licensees a limited license to use the name “Broadvox” and derivatives thereof, for a reasonable transitional period.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and representations contained herein, the Parties agree as follows:

1.	Sellers’ Marks; Reservation of Rights.

Licensees acknowledge that (i) as between Licensor and Licensees, Licensor exclusively owns all trademarks, service marks, trade dress, trade names, domain names and other identifiers of source or origin (collectively, "Trademarks") containing or incorporating the name “Broadvox” and all variations, derivatives, or acronyms of the foregoing, including all registrations and applications for registration thereof and any Trademark confusingly similar thereto or dilutive thereof (collectively, the "Marks"), and (ii) Licensees have no rights, and are not acquiring any rights, to use the Marks after the Closing Date, except as stated in Article 2 hereof.  Licensor expressly reserves all rights not expressly granted to Licensees under this Agreement.  If Licensees acquire any rights in any or all of the Marks, by operation of law or otherwise, such rights shall be deemed and are hereby irrevocably assigned to Licensor without further action by any of the Parties.

2.	Grant of Limited License.

(a) Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensees and their subsidiaries a limited, non-exclusive, non-transferable, non-sublicenseable license to use the Marks in connection with the promotion, advertising, distribution and sale of the Acquired Assets in the territory of North America (the “Territory”) for the Term (as defined below).

(b) The “Term” of the license granted herein shall commence on the Closing Date and continue in accordance with the use terms specified in Exhibit 1, “License Use Terms” attached hereto and incorporated herein, and each of the use terms therein shall establish the applicable duration of the license Term for the corresponding Trademark use.

(c) Subject to the conditions hereof, Licensees may use and distribute Licensor’s advertising, sales, marketing and promotional materials, and other documents and materials containing or bearing any Marks in connection with the continued operation of the Business during the transition period solely in a manner consistent with Licensor’s operation of the business immediately prior to the Closing Date.

(d) Apart from the Marks, no other trademark or logo may be affixed to, or used in connection with, the Acquired Assets, except that Licensees may affix their trade name(s) on packaging, advertising and promotional materials for the same.

(e) On and after the Closing Date, Licensees shall not represent that they are, or otherwise hold themselves out as being, affiliated with Licensor.  In the context of entering into or conducting any contractual relationships with third parties, Licensees shall make clear to any and all such parties that Licensees, rather than Licensor, are entering into or conducting any such contractual relationships.

(f) Trademark Protection; Quality Control.

i. Licensees shall not grant any third parties the right to use any of the Marks, or any other mark confusingly similar to the Marks, and shall not sublicense the right to use any of the Marks without the prior written consent of Licensor.  Licensees shall not grant or attempt to grant a security interest in, or otherwise encumber, the Marks or record any such security interest or encumbrance against any application or registration of the Marks in the U.S. Patent and Trademark Office or elsewhere.

ii. Licensees acknowledge that they are familiar with the high standards, quality, style and image of Licensor, and Licensees shall, at all times, use the Marks in a manner consistent with these standards, quality, style and image.  Licensees shall ensure that they: (1) use the Marks only in the form and manner consistent with which, and in connection with goods and services of a level of quality equal to or greater than the quality of goods and services in connection with which, Licensor used the Marks immediately prior to the Closing Date, and (2) comply with all applicable laws and industry practice in connection with its use and distribution of materials containing or bearing the Marks.

iii. Licensees may not nor attempt to, nor permit, enable or request any other person or entity to: (1) use any Mark in any manner, or engage in any other act or omission, that tarnishes, degrades, disparages or reflects adversely on a Mark or Licensor’s business or reputation, or that might dilute or otherwise harm the value, reputation or distinctiveness of or Licensor’s goodwill in any Mark; (2) register or file applications to register in any jurisdiction any Trademark that consists of, incorporates, is confusingly similar to, or is a variation, derivation, modification or acronym of, any Marks; or (3) contest the ownership or validity of any of the Marks including in any litigation or administrative proceeding.

(g) If Licensees fail to comply with any of the terms and conditions in this Article 2 or otherwise fail to comply with Licensor’s reasonable directions in relation to the use of the Marks, Licensor may immediately terminate the license granted herein.

3.	Disclaimer and Indemnification.

(a) Licensor hereby disclaims all express and implied representations and warranties concerning the Marks and all responsibility or liability under this Section 3 for claims by third parties after the Closing Date arising out of or relating to the use of any Marks by Licensees or their Affiliates, except Licensor represents and warrants that it has the legal right to license Licensee’s use of the Marks in accordance with this Agreement. In addition to any other available remedies, Licensees shall indemnify and hold harmless Licensor and its Affiliates, officers, directors, employees, agents, successors and assigns, including Sellers (the “Indemnified Parties”) from and against all third party suits, claims, losses, damages, and expenses, including court costs and reasonable attorney’s fees (the “Claims”) after the Closing Date arising out of or relating to (i) Licensees’ use of any Marks, (ii) Claims arising out of Licensees’ or their Affiliates' use of any Marks in violation of Article 2, or (iii) Licensor’s grant of the license under this Agreement; provided that no indemnification hereunder shall be available to the extent that Licensor did not own or have the legal right to license Licensee’s use of the Marks in accordance with this Agreement.

(b) Indemnification Procedure. Licensees (the “Indemnifying Parties”) agree to (a) defend, or at its option settle, any Claims against the Indemnified Parties as agreed to herein; and (b) pay any final judgment entered against the Indemnified Parties on such issue or any settlement thereof.  The Indemnifying Parties shall not take any action, which unreasonably exposes the Indemnified Parties to a risk of damages, which would not be covered by such indemnity, and may not settle any matter without the prior written consent of Licensor.

4.	Equitable Relief.

Licensees acknowledge that (i) the Marks are valuable to Licensor, (ii) any breach of Article 2 by Licensees or their Affiliates will cause Licensor irreparable injury, and (iii) the remedies at law for such breach are inadequate and the resulting damages cannot readily be measured in monetary terms. Without limiting any of Licensor’s other rights and remedies, and notwithstanding anything in this Agreement to the contrary, in the event of any breach or threatened breach of Article 2 by Licensees or their Affiliates, Licensor may obtain and will be entitled to any temporary or permanent injunctive or other equitable relief that a court of competent jurisdiction deems proper (including an order restraining any threatened or future breach), on use of affidavit evidence or otherwise, and without furnishing proof of actual damages or posting a bond or other surety.

5.	Limitation of Liability.

To the fullest extent permitted by law, Licensor shall not be liable to Licensees for any consequential, incidental, indirect, exemplary, special or punitive damages whether arising out of breach of contract, tort (including negligence) or otherwise, regardless of whether such damage was foreseeable and whether or not Licensor has been advised of the possibility of such damages. In no event shall Licensor’s aggregate liability arising out of or related to this Agreement, whether arising out of or related to breach of contract, tort (including negligence) or otherwise, exceed $15,000, unless such liability is predicated on Licensor not owning or having the legal right to license Licensee’s use of the Marks in accordance with this Agreement.

6.	Protection of the Licensor Mark.

(a) Notification. Licensees shall immediately notify Licensor in writing giving reasonable detail of any actual, suspected or threatened: (1) infringement of the Marks; (2) opposition to the Marks; (3) claim that use of the Marks infringe the rights of any third party; or (4) other claim to which the Marks may be subject.

(b) Actions. With respect to any of the matters listed in Section 6(a) above: (1) Licensor shall decide, in its sole and absolute discretion, what action, if any, to take; (2) Licensor shall have exclusive control over all claims and proceedings; (3) Licensees shall provide Licensor with all assistance that Licensor may require in the conduct of any claims or proceedings; and (4) Licensor shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for its own account.

7.	Assignment.

Licensees shall not assign or otherwise transfer any of its rights, or delegate any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without Licensor's prior written consent.  No delegation or other transfer will relieve Licensees of any of its obligations or performance under this Agreement.  Any purported assignment, delegation or transfer in violation of this Section 7 is void.  Licensor may freely assign or otherwise transfer all or any of its rights, or delegate or otherwise transfer all or any of its obligations or performance, under this Agreement without Licensees’ consent. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns.

8.	Miscellaneous.

(a) Notices.  All notices required to be furnished hereunder shall be given in the same manner and delivered at the same Party addresses as set forth in the APA.

(b) Survival. Any rights or obligations of the Parties, which, by their nature, should survive termination or expiration hereof will survive any such termination or expiration.

(c) Further Assurances. Each Party shall, upon the reasonable request, and at the sole cost and expense, of the other Party, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

(d) Entire Agreement. This Agreement, together with any Exhibits and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(e) Amendments; No Waiver. This Agreement may only be amended, modified or supplemented by a writing signed by each Party.  No waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.

(f) Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(g) Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any of its conflict of law provisions.   Any legal proceeding arising out of or related to this Agreement shall be instituted exclusively in the United States District Court for the District of Delaware and/or the court in Wilmington, New Castle County, Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such proceeding.

(h) Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date written above.

BROADVOX, LLC
By_____________________ Name: Title: Company:

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
By_____________________ Name: Title: Company: FUSION BVX, LLC By_____________________ Name: Title: Company: